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                                                                     Exhibit 5.1

[COVINGTON & BURLING LETTERHEAD]








                                                           August 8, 2003


JLG Industries, Inc.
1 JLG Drive
McConnellsburg, PA 17233-9533


Ladies and Gentlemen:

        We are acting as counsel in connection with the registration under the Securities Act of 1933, as amended (the "Act"), pursuant to the Registration Statement on Form S-4 File No. 333-107468, as amended to the date hereof (as so amended, the "Registration Statement") filed with the Securities and Exchange Commission, of (a) $125,000,000 in aggregate principal amount of 8 1/4% Senior Notes due 2008 (the "Exchange Notes") of JLG Industries, Inc., a Pennsylvania corporation (the "Company"), and (b) Guarantees of the Exchange Notes (together with the Exchange Notes, the "Securities") by Access Financial Solutions, Inc., a Maryland corporation, Fulton International, Inc., a Delaware corporation, JLG Equipment Services, Inc., a Pennsylvania corporation, JLG Manufacturing, LLC, a Pennsylvania limited liability company, Gradall Industries, Inc., a Delaware corporation, The Gradall Company, an Ohio corporation, and JLG OmniQuip, Inc., a Delaware corporation (collectively the "Note Guarantors"), in each case to be issued pursuant to the Indenture dated as of May 5, 2003 (the "Indenture"), among the Company, the Note Guarantors, and The Bank of New York, as trustee (the "Trustee").

        We have reviewed such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic, that all copies of documents submitted to us conform to the originals, and that the Exchange Notes have been duly authenticated by the Trustee for the Exchange Notes as provided in the Indenture for the Exchange Notes. We have assumed that each of the Company and the Note Guarantors is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, has the power, authority and legal right to execute, deliver and perform, and has duly authorized, the Indenture and the Securities, and has duly executed and delivered the Indenture.

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COVINGTON & BURLING

JLG Industries, Inc.
August 8, 2003
Page 2

        We have relied as to certain matters on information obtained from public officials, officers of the Company and the Note Guarantors, and other sources believed by us to be responsible.

        Based upon the foregoing, and subject to the qualifications set forth herein, we are of the opinion that when the Registration Statement has become effective and the Exchange Notes have been duly executed and authenticated in accordance with the Indenture and have been duly issued and delivered by the Company in exchange for $125,000,000 aggregate principal amount of 8 1/4% Senior Notes due 2008 previously issued by the Company, all in accordance with the exchange offer contemplated by the Registration Statement, and assuming compliance with the Act, the Exchange Notes will constitute the valid and binding obligations of the Company and the Guarantees will constitute the valid and binding obligations of the Note Guarantors, in each case enforceable against such party in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

        The foregoing opinion is subject to the qualifications that we express no opinion as to (i) waivers of defenses or statutory or constitutional rights or waivers of unmatured claims or rights, (ii) rights to indemnification, contribution or exculpation to the extent that they purport to indemnify any party against, or release or limit any party's liability for, its own breach or failure to comply with statutory obligations, or to the extent such provisions are contrary to public policy, or (iii) rights to collection or liquidated damages or penalties on overdue or defaulted obligations.

        We are members of the bar of the State of New York. We do not purport to be experts in, and do not express any opinion on, any laws other than the law of the State of New York, the Delaware General Corporation Law and the Federal law of the United States of America.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus contained in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                            Very truly yours,

                                            /s/ Covington & Burling

                                            Covington & Burling